UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-KA

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2015

Asia Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51048	47-0855301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

119 Commercial St., Ste 190-115, Bellingham, WA 98225

 (Address of Principal Executive Offices) (Zip Code)

(360) 392-2841

Registrant’s telephone number, including area code

(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

Effective March 12, 2015, Asia Properties, Inc. (the “Company”) reports an update to our Form 8-K filed January 19, 2015.

On January 19, 2015 Asia Properties, Inc. (the “Company”) reported that it had signed a Sale and Purchase Agreement between the Company and Asia Innovation Technology Limited, a Hong Kong corporation (“AITL”) and disclosed that Asia Properties had issued a total of 950 million restricted common shares of the Company in the names of the shareholders of AITL in payment of US$1.9 billion reflecting the reported value of the rights, titles and interests in the business assets and all attendant or related assets of AITL. This share issuance would constitute a change of control. (See Form 8-K filed January 19, 2015).

Previously, on January 6, 2015, Asia Properties, Inc. reported via a Form 8-K that the Company had executed the above noted Sale and Purchase Agreement to acquire 100% of the shares and assets of Asia Innovation Technology Limited, a Hong Kong corporation (“AITL”). Pursuant to the Agreement, Asia Properties, Inc. agreed to issue 950 million restricted common shares of the Company to the shareholders of AITL in payment of the US$1.9 billion reflecting the reported value of the rights, titles and interests in the business assets and all attendant or related assets of AITL. The Sale and Purchase Agreement was filed with the Form 8-K and marked as Exhibit 10.8. (See Form 8-K dated January 6, 2015).

Pursuant to the above noted Sale and Purchase Agreement, on or before January 15, 2015, AITL was to deliver to ASPZ, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of AITL and its assets specifically detailing the assets and an asset valuation by a third-party valuator.

Additionally, the Agreement stated that both Parties agreed that all shares issued, pursuant to the terms and conditions of this agreement, shall be issued as soon as practicable following the signing of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of Asia Properties, Inc. until the Closing.

As of the date of this filing, Asia Properties has not received the required third-party valuation. Therefore, the share certificates representing the shares issued in the names of the AITL shareholders remain in escrow and in the control of Asia Properties.

AITL is also required to provide the Company with audited financial statements prepared by a qualified PCAOB auditor. However, the Company has not yet received the required audited financial statements from AITL. The Company is assisting AITL and the required audit is being conducted.

Due to the delay in receiving the final required third-party valuation and the audited financial statements for AITL, the Sale and Purchase Agreement between the Company and Asia Innovation Technology Limited has not closed and a change of control has not yet been affected.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2015

ASIA PROPERTIES, INC.

/s/ Fan Haoran
Fan Haoran
President, Secretary, Chief Executive Officer, Director